Exhibit 99.15

        (Text of graph posted to Ashland Inc.'s website concerning APAC's monthly revenue and twelve month rolling average revenue)


                     APAC Monthly Revenue ($, Millions)

                    2001      2002      2003      2004      2005      2006
                   ------    ------    ------    ------    ------    ------

January               88       113        99       106       107       133
February             151       161       126       131       152       174
March                145       150       148       171       129       181
April                206       216       195       204       193       234
May                  306       289       262       279       287       322
June                 234       251       226       214       234       282
July                 241       231       236       233       230       268
August               324       314       311       307       333
September            309       246       238       230       263
October              313       259       309       285       330
November             216       179       201       176       236
December             152       121       140       150       161



                APAC 12 Month Rolling Average ($, Millions)

                    2001      2002      2003      2004      2005      2006
                   ------    ------    ------    ------    ------    ------

January              206       226       210       208       207       223
February             208       227       207       209       209       225
March                206       227       207       211       206       230
April                203       228       205       211       205       233
May                  209       226       203       213       205       237
June                 210       228       201       212       207       240
July                 207       227       201       211       207       243
August               213       226       201       211       209
September            219       221       200       210       212
October              220       216       204       208       215
November             224       213       206       206       220
December             224       211       208       207       221